Exhibit 23.03


                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 2-61264) of Northern States Power Company (NSP) of our report dated June 27, 1997 appearing on page 9 of the Annual Report on Form 11-K for the year ended December 30, 1996 of the NSP Employee Stock Ownership Plan.

PRICE WATERHOUSE LLP

/s/ Price Waterhouse LLP

Minneapolis, Minnesota
May 20, 1998